Exhibit 32.1

CEO and CFO CERTIFICATIONS PURSUANT TO

RULE 13a-14(b) AND SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. Section 1350)

Pursuant to Rule 13a-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Robert I. Blum, President, Chief Executive Officer and Director, and Sharon A. Barbari, Chief Financial Officer, of Cytokinetics, Incorporated (the “Company”), hereby certify that to the best of our knowledge:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and to which this certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Robert I. Blum
Robert I. Blum,
President, Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Sharon A. Barbari
Sharon A. Barbari,
Executive Vice President, Finance and Chief
Financial Officer (Principal Financial Officer)

Date: March 15, 2013

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Cytokinetics, Incorporated under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.